Exhibit 10.108

AMENDMENT NO. 1

TO

AIRCRAFT TIME SHARING AGREEMENT

THIS AMENDMENT NO 1 TO AIRCRAFT TIME SHARING AGREEMENT (the “Amendment No. 1”) is made and entered into as of the 1st day of January, 2004, by and between Las Vegas Jet, LLC, a Nevada limited liability company (“Provider”), and Marc Schorr, an individual (“Lessee”) and amend that certain Aircraft Time Sharing Agreement dated as of November 25, 2002 between Provider and Lessee.

In consideration of the mutual promises, agreements, covenants, warranties, representations and provisions contained herein, the parties agree as follows:

1. Defined Terms

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2. Terms Remain the Same

Except as specifically set forth herein, the terms and conditions set forth in the Agreement shall remain in full force and effect.

3. Amendments

a. Definition of the “Aircraft.” The term “Aircraft” as defined in Section 1 of the Agreement is hereby amended to mean that certain aircraft identified as a Bombardier Inc. model BD-700-1A10, serial number 9065, registration number N711SW owned by Provider, and replacements thereof and any other aircraft purchased, lease or otherwise acquired by Provider during the Term of the Agreement.

b. Rent. Section 4 of the Agreement entitled “Rent” shall be amended in its entirety to the following:

“4. Rent

(a) Lessee shall pay to Provider, for Lessee and Lessee’s Guests (if applicable) use of the Aircraft during the Term an amount (the “Rent”) equal to the amount calculated using statutory method of Standard Industry Fare Level (Section 26 CFR 1.61-21), as may be amended from time to time. For purposes hereof, “Lessee’s Guest” shall mean any person who travels on the Aircraft at the invitation of a Lessee. Rent shall be collected from Lessee not later than 30 days from the date of receipt of an invoice from Provider or its representative. Rent shall be allocated to reimburse Provider for the following expenses incurred in connection with Lessee’s use of the Aircraft (Rent is allocated to pay in full each of the expense items in the order listed below until the Rent payment is fully allocated, in the event the amount of Rent exceeds the amount of expenses listed below, such additional Rent shall be allocated pro rata among items (ii) through (vi)):

(i) twice the cost of the fuel, oil and other additives consumed;

(ii) all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight;

(iii) all expenses for catering and in-flight entertainment materials;

(iv) all expenses for flight planning and weather contract services;

(v) all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation; and

(vi) all communications charges, including in-flight telephone.

(b) Lessee shall be responsible for arranging and paying for all passenger ground transportation and accommodation in connection with Lessee’s use of the Aircraft.

(c) In instances where Lessee or Lessee’s guest are not on the Aircraft, there shall be no charge for flights to ferry the Aircraft to the delivery location specified by Lessee and flights to return the Aircraft to the Base or such other location as the parties agree.”

4. Entire Agreement. This Amendment and the Agreement constitute the entire agreement between the parties pertaining to the subject matter contained in the Agreement as amended by this Amendment.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada, regardless of the choice of law provisions of Nevada or any other jurisdiction.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which independently shall be deemed to be an original.

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed as of the day and year first written above.

Las Vegas Jet, LLC a Nevada limited liability Company		Marc Schorr

By:	/s/ Stephen A. Wynn	/s/ Marc Schorr

Title:	CEO & President